EXHIBIT 10.1

AMENDMENT NO. TWO TO Loan and Security Agreement and consent

This Amendment No. Two to Loan and Security Agreement and Consent (this “Agreement”), dated as of December 22, 2020 (the “Effective Date”), is entered into among Danimer Scientific Holdings, LLC, a Delaware limited liability company (“Danimer Holdings”), Meredian Bioplastics, Inc., a Georgia corporation (“Meredian Bioplastics”; and together with Danimer Holdings, each a “Borrower” and collectively the “Borrowers”), Meredian, Inc., a Georgia corporation (“Meredian”), Danimer Scientific, L.L.C., a Georgia limited liability company “Danimer Scientific”), Danimer Bioplastics, Inc., a Georgia corporation (“Danimer Bioplastics”), Danimer Scientific Kentucky, Inc., a Delaware corporation (“Danimer Kentucky”; together with Meredian, Danimer Scientific, Danimer Bioplastics and with any other Person that at any time after the date hereof becomes a Guarantor, each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrowers, the “Loan Parties”), the several entities from time to time party thereto as Lenders, and Southeast Community Development Fund X, L.L.C., a Delaware limited liability company, as Administrative Agent (“Administrative Agent”).

Recitals:

A. Borrowers, the Affiliates of Borrowers from time to time party thereto as Guarantors, the entities from time to time party thereto as Lenders and Administrative Agent are party to that certain Loan and Security Agreement, dated as of March 13, 2019, as supplemented by that certain Waiver Letter Agreement dated July 28, 2020, and as amended by Amendment No. One to Loan and Security Agreement dated as of October 2, 2020 (as amended from time to time, the “Existing Loan Agreement”, as the same is amended pursuant to this Agreement and as it may be further amended, supplemented and/or otherwise modified from time to time, the “Loan Agreement”).

B. Parent has entered into that certain Agreement and Plan of Merger with Live Oak Acquisition Corp., a publicly-traded company (“Live Oak”), Green Merger Corp., Live Oak Sponsor Partners, LLC, as the representative for Live Oak, and John A. Dowdy, Jr., as Parent shareholder representative, dated as of October 3, 2020 (as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of October 8, 2020, as may be further amended, supplemented and/or otherwise modified from time to time, the “Merger Agreement”) whereby Green Merger Corp. will merge with and into Parent with Parent as the surviving entity and following the consummation of such merger, Parent will be reincorporated as a Delaware corporation (the transactions contemplated under the Merger Agreement, collectively, the “Live Oak Transactions”). The Live Oak Transactions will result in a Change of Control under the Loan Agreement as Live Oak Acquisition Corp. will own 100% of the Equity Interests of Parent. Furthermore, a condition to closing under the Merger Agreement is the consent of Lenders to the Live Oak Transactions.

C. Borrowers have requested that Lenders (a) consent to the Live Oak Transactions, and (b) amend certain provisions of the Existing Loan Agreement as provided herein, on and subject to the terms and conditions set forth herein. Administrative Agent, on behalf of and at the direction of Lenders, is willing to agree to the requests of Borrowers, but only on the terms and conditions set forth herein.

Agreement:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby specifically acknowledged, the parties hereby covenant and agree as follows:

1. Definitions; References; Interpretation.

(a) Unless otherwise specifically defined herein, each capitalized term used herein (including in the Recitals hereof) that is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.

(b) Each reference to “this Agreement,” “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in the Loan Agreement, and each reference to “the Loan Agreement” and each other similar reference in the other Loan Documents, shall from and after the date of this Agreement, refer to the Loan Agreement, as amended hereby. This Agreement is a Loan Document.

(c) The rules of interpretation set forth in Section 1.02 of the Loan Agreement shall be applicable to this Agreement, mutatis mutandis.

2. Acknowledgments of Obligations and Related Matters.

(a) Acknowledgment of Obligations. Borrowers hereby acknowledge, confirm and agree that Borrowers are, jointly and severally, unconditionally indebted to Administrative Agent and Lenders as of the close of business on the date preceding the date hereof in respect of the Loans and all other Obligations in the aggregate principal amount of not less than $9,999,980.00, together with interest accrued and accruing thereon, and all fees, costs, expenses and other sums and charges now or hereafter payable by Borrowers to Administrative Agent and Lenders pursuant to the Loan Agreement and the other Loan Documents, all of which are unconditionally owing by Borrowers to Administrative Agent and Lenders pursuant to the Loan Documents, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgment of Security Interests. Borrowers hereby acknowledge, confirm and agree that Administrative Agent and Lenders have, and shall continue to have, valid, enforceable and perfected security interests in and liens upon the Collateral heretofore granted by Borrowers to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent.

(c) Binding Effect of Loan Documents. Borrowers hereby acknowledge, confirm and agree that: (i) each of the Loan Documents to which any Borrower is a party has been duly executed and delivered to Administrative Agent and Lenders by such Borrower and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrowers contained in such Loan Documents to which any Borrower is a party and in this Agreement constitute the legal, valid and binding Obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Borrowers have no valid defense to the enforcement of such Obligations, and (iii) Administrative Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and pursuant to applicable law, but subject to the terms and conditions of this Agreement.

3. Modifications to the Loan Agreement. Upon the effectiveness of this Agreement in accordance with the provisions hereof and notwithstanding anything to the contrary contained in the Existing Loan Agreement or the Loan Documents:

(a) Modification to Section 1.01 of the Existing Loan Agreement to Add Certain New Defined Terms. Section 1.01 of the Existing Loan Agreement is hereby modified as of the Effective Date of this Agreement to add the following new defined terms therein in alphabetical order:

“Live Oak Transactions” has the meaning ascribed thereto in the Recitals Section of the Seventh Modification Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger by and among Parent, Live Oak Acquisition Corp., a publicly-traded company (“Live Oak”), Green Merger Corp., Live Oak Sponsor Partners, LLC, as the representative for Live Oak, and John A. Dowdy, Jr., as Parent shareholder representative, dated as of October 3, 2020, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated as of October 8, 2020, and as the same may be further amended, supplemented and/or otherwise modified from time to time.

“Merger Documents” means collectively, the Merger Agreement and all other agreements, certificates, documents and instruments collateral thereto or contemplated thereby, including, without limitation, all ancillary agreements, side letters, employment agreements, incentive agreements, and corporate filings with respect thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Merger Closing Date” means the “Closing Date” as defined in the Merger Agreement.

“Seventh Modification Agreement” means that certain Seventh Modification and Consent under Loan and Security Agreement dated as of the Seventh Modification Effective Date, as amended, restated, renewed, supplemented or otherwise modified from time to time.

“Seventh Modification Effective Date” means December 11, 2020.

“Ultimate Parent Entity” means Live Oak Acquisition Corp., a Delaware corporation, which, after the Merger Closing Date, will be renamed Danimer Scientific, Inc.

(b) Modification of Certain Defined Terms Under Section 1.01 of the Existing Loan Agreement. Section 1.01 of the Existing Loan Agreement is hereby modified as of the Effective Date of this Agreement to amend and restate in their entirety the following defined terms contained therein to read as follows:

“Change of Control” means:

(a) prior to giving effect to the Live Oak Transactions effected on the Merger Closing Date, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities Exchange Commission thereunder), of Equity Interests in Parent (or in any Person of which Parent is a direct or indirect wholly-owned Subsidiary) representing more than thirty five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent (or such Person), (ii) Persons who were (A) directors (or managers, as the case may be) of any Borrower on the date hereof, (B) nominated by the board of directors (or managers, as the case may be) of any Borrower or (C) appointed or elected by directors (or managers, as the case may be) that were directors (or managers, as the case may be) of any Borrower on the date hereof, or directors (or managers, as the case may be) nominated as provided in the preceding clause (B), in each case other than any person whose initial nomination or appointment occurred as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors (or managers, as the case may be) on the board of directors (or managers, as the case may be) of any Borrower (other than any such solicitation made by the board of directors (or managers, as the case may be) of any Borrower), ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors (or managers, as the case may be) of any Borrower or (iii) the failure of Parent to own directly or indirectly, beneficially or of record, one hundred percent (100.00%) of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of each Subsidiary, including Borrowers and Guarantors (or such lesser percentage as may be owned, directly or indirectly, as of the Effective Date or the later acquisition thereof), except where such failure occurs as a result of a transaction or circumstance otherwise expressly permitted by the Loan Documents; and

(b) at all times after giving effect to the Live Oak Transactions effected on the Merger Closing Date, (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities Exchange Commission thereunder), of Equity Interests in Ultimate Parent Entity (or in any Person of which Ultimate Parent Entity is a direct or indirect wholly-owned Subsidiary) representing more than thirty five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Ultimate Parent Entity (or such Person), (ii) Persons who were (A) directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower on the Merger Closing Date, (B) nominated by the board of directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower or (C) appointed or elected by directors (or managers, as the case may be) that were directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower on the Merger Closing Date, or directors (or managers, as the case may be) nominated as provided in the preceding clause (B), in each case other than any person whose initial nomination or appointment occurred as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors (or managers, as the case may be) on the board of directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower (other than any such solicitation made by the board of directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower), ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors (or managers, as the case may be) of Ultimate Parent Entity, Parent, or any Borrower, (iii) the failure of Parent to own directly or indirectly, beneficially or of record, one hundred percent (100.00%) of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of each Subsidiary, including Borrowers and Guarantors (or such lesser percentage as may be owned, directly or indirectly, as of the Merger Closing Date or the later acquisition thereof), except where such failure occurs as a result of a transaction or circumstance otherwise expressly permitted by the Loan Documents or (iv) the failure of Ultimate Parent Entity to own directly or indirectly, beneficially or of record, one hundred percent (100.00%) of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of Parent, except where such failure occurs as a result of a transaction or circumstance otherwise expressly permitted by the Loan Documents.

(c) Amendment of Section 6.02(d) of the Existing Loan Agreement. Section 6.02(d) of the Loan Agreement is hereby amended and restated in its entirety, effective as of the Merger Closing Date, to read as follows:

“(d) Equity Interest Holder Reports and Certain Public Filings. If and when applicable, promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the holders of Equity Interests of Ultimate Parent Entity, any Loan Party or any Subsidiary and copies of all annual, regular, periodic and special reports and registration statements that Ultimate Parent Entity, any Loan Party, or any Subsidiary may file or be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Exchange Act, and, in each case, not otherwise required to be delivered to Administrative Agent pursuant hereto; provided, however, that in each case the delivery of materials to the Administrative Agent required under this Section 6.02(d) or the delivery of notice promptly thereof (but in no event more than five (5) Business Days thereafter) to the Administrative Agent following filing of documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to satisfy the delivery obligations to the Administrative Agent of such filed documents as of the time such documents are filed via the “EDGAR” system for purposes of this Section 6.02(d); and, provided further that any failure to provide timely notice of an EDGAR filing hereunder shall not be deemed a breach of the Agreement if the Administrative Agent had actual knowledge of such EDGAR filing.”

4. Consents.

(a) Subject to the satisfaction of the conditions precedent set forth in Section 7 hereof, Administrative Agent consents, on behalf of itself and the Lenders, to Parent entering into, delivering and/or consummating, as the case may be, transactions contemplated by the Merger Documents, including the Live Oak Transactions and agrees that the Live Oak Transactions shall not be deemed to be a Change of Control or breach of any provision of any Loan Document.

(b) Except as expressly set forth in this Agreement, the foregoing consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any other Loan Document, or (b) a waiver, release or limitation upon the exercise by Administrative Agent or any Lender of any of its rights, legal or equitable, thereunder.

5. Reserved.

6. Representations and Warranties. Each Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:

(a) No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Existing Loan Agreement contemplated hereby), after giving effect to this Agreement.

(b) The execution, delivery and performance by each Loan Party of this Agreement has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person other than such as have been obtained or made and are in full force and effect.

(c) On and as of the date of this Agreement, all representations and warranties of each Loan Party contained in the Loan Agreement and in each other Loan Document are true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier or specified date, in which case they are true and correct in all material respects as of such earlier or specified date).

7. Conditions of Effectiveness.

(a) The Agreement shall become effective as of the Effective Date of this Agreement upon the satisfaction of all of the following conditions:

(i) Borrowers shall have delivered to Administrative Agent an original (or executed faxed or electronic copy) of this Agreement, duly executed by each of the Loan Parties;

(ii) Borrowers shall have delivered to Administrative Agent a fully executed copy of the Merger Agreement and any amendments thereto;

(iii) each of the representations and warranties contained in Section 6 of this Agreement shall be true, correct and accurate as of the date of this Agreement; and

(iv) the receipt by Administrative Agent of the payment, in immediately available funds, of all reasonable out-of-pocket fees, costs, charges and expenses incurred by Administrative Agent in connection with the preparation, execution and delivery of this Agreement or any of the transactions arising hereunder or otherwise related hereto or referred to herein, including any actual out-of-pocket costs, expenses, charges or expenses of Administrative Agent and the reasonable fees, charges and disbursements of counsel for Administrative Agent.

(b) The parties hereto specifically acknowledge and agree that: (i) the execution and delivery of this Agreement shall not be deemed to create a course of dealing or otherwise obligate Administrative Agent or Lenders to execute similar agreements under the same, similar or different circumstances in the future; and (ii) neither Administrative Agent nor any Lender has any obligation to further amend provisions of, or waive compliance with or consent to a departure from the requirements of, the Existing Loan Agreement or any of the other Loan Documents. Except as expressly amended pursuant hereto, the Existing Loan Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects, and the Collateral described in the Loan Documents shall continue to secure the Obligations. Each of the Guarantors party hereto: (i) specifically consents to the terms of this Agreement; (ii) reaffirms its obligations under its Guaranty and under all other Loan Documents to which it is a party; (iii) reaffirms the waivers of each and every one of the defenses to such obligations as set forth in such Guaranty and each such other Loan Document; and (iv) reaffirms that its obligations under such Guaranty and each such other Loan Document are separate and distinct from the obligations of any other party under the Loan Documents.

8. General Release. On and as of the Effective Date of this Agreement and in consideration of the agreements set forth herein, Parent and each Loan Party which is a party hereto, on behalf of itself and its successors and assigns, does hereby: (a) release, acquit and forever discharge Administrative Agent and each Lender, all of Administrative Agent’s and each Lender’s predecessors-in-interest, and all of Administrative Agent’s and each Lender’s past and present officers, directors, managers, members, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated (each of the foregoing, a “Claim”), each as though fully set forth herein at length, that any Borrower, any Loan Party or any of their respective successors or assigns now has or may have as of the Effective Date of this Agreement in any way arising out of, connected with or related to any or all of the transactions contemplated by the Loan Documents (including this Agreement) or any of them or any provision or failure to provide credit or other accommodations to any Borrower or any other Person under the Loan Documents (including this Agreement) or any of them or any other agreement, document or instrument referred to, or otherwise related to, any or all of the Loan Documents (including this Agreement) or any of them (each, a “Released Claim”); and (b) specifically acknowledge and agree that: (i) none of the provisions of the release contained in Section 6(a) above (the “General Release”) shall be construed as or constitute an admission of any liability on the part of Administrative Agent or Lenders (or any of them); (ii) the provisions of the General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of the General Release shall subject it to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

9. General Provisions.

(a) This Agreement shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their respective successors and assigns.

(b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by the other party thereto either in the form of an executed original or an executed original sent by facsimile or electronic transmission to be followed promptly by mailing of a hard copy original, and that receipt by Administrative Agent of an electronically, telecopier facsimile or other portable document format purportedly bearing the signature of Borrowers and shall bind Borrowers with the same force and effect as the delivery of a hard copy original.

(c) This Agreement contains the entire and exclusive agreement of the parties to the Loan Agreement with reference to the matters discussed herein. This Agreement supersedes all prior drafts and communications with respect hereto. This Agreement may not be amended except in accordance with the provisions of the Loan Agreement.

(d) Article X of the Existing Loan Agreement (except Section 10.14 thereof) is incorporated herein by this reference and made applicable as if set forth herein in full, mutatis mutandis.

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In Witness Whereof, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

BORROWERS:

DANIMER SCIENTIFIC HOLDINGS, LLC		MEREDIAN BIOPLASTICS, INC.

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

GUARANTORS:

MEREDIAN, INC.		DANIMER SCIENTIFIC, L.L.C.

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

DANIMER BIOPLASTICS, INC.		DANIMER SCIENTIFIC KENTUCKY, INC.

By:	/s/ John A. Dowdy, III	By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III	Name:	John A. Dowdy, III
Title:	Chief Financial Officer	Title:	Chief Financial Officer

[Signatures continue on following page]

Amendment No. Two to LSA and Consent (Danimer/SECDF X/PIFS)

Administrative Agent:

SOUTHEAST COMMUNITY DEVELOPMENT FUND X, L.L.C., a Delaware limited liability company

By:	Advantage Capital Community Development Fund, L.L.C., its Managing Member

By:	/s/ Abhi Chandrasekhara
Name:	Abhi Chandrasekhara
Title:	Authorized Person

Lenders:

Southeast Community Development Fund X, L.L.C.,
a Delaware limited liability company

By:	Advantage Capital Community Development Fund, L.L.C., its Managing Member

By:	/s/ Abhi Chandrasekhara
Name:	Abhi Chandrasekhara
Title:	Authorized Person

[Signatures continue on following page]

Amendment No. Two to LSA and Consent (Danimer/SECDF X/PIFS)

LENDERS (CONT.):

PIFS SUb-CDE XX, LLC,
a Virginia limited liability company

By:	People Incorporated Financial Services, a Virginia non-stock corporation, its Managing Member

By:	/s/ Robert G. Goldsmith
Name:	Robert G. Goldsmith
Title:	President and CEO

Amendment No. Two to LSA and Consent (Danimer/SECDF X/PIFS)